Exhibit 10.167

DIRECTOR

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made this          day of                      (the “Agreement”) by and between The Bank of New York Mellon Corporation (the “Company”) and                              (“Indemnitee”).

WHEREAS, Indemnitee is a Director of the Company and may also be serving or may serve in the future in another Position (as hereinafter defined) at an Affiliated Entity (as hereinafter defined);

WHEREAS, in consideration of the Indemnitee acting in the Position or Positions and assuming the responsibilities attendant to the Position or Positions, the Company desires to provide Indemnitee the rights to indemnification and payment or reimbursement of expenses described below;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a) “Expenses” shall include all reasonable out of pocket fees, costs and expenses, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred if Indemnitee is involved in any manner (including, without limitation, as a party or a witness) in any Proceeding (as hereinafter defined) and, to the extent not prohibited by law, the fees and costs incurred in enforcing Indemnitee’s right to indemnification and reimbursement or payment of Expenses under this Agreement.

(b) “Position” is (a) service as a director of the Company or Company advisory board or of any other corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise as to which the Company beneficially owns, directly or indirectly, at least a majority of the voting power of equity or membership interests, or in the case of employee benefit plans, is sponsored or maintained by the Company or one of the foregoing (any of the foregoing, an “Affiliated Entity”).

(c) “Proceeding” shall mean any civil, criminal, administrative or investigative action, suit, proceeding or procedure in which the Indemnitee is involved in any manner including, without limitation, as a party or a witness by reason of the fact of the Indemnitee’s Position or Positions.

Section 2. Indemnification — General. The Company shall indemnify, subject to the terms of this Agreement, Indemnitee against all judgments, awards, fines, ERISA excise taxes, penalties, amounts paid in settlement, liabilities and losses and shall pay or reimburse all Expenses incurred by Indemnitee, subject to the terms of this Agreement, to the fullest extent permitted by Delaware law if Indemnitee is involved in any manner (including, without limitation, as a party or a witness) in any Proceeding by reason of the fact of Indemnitee’s Position or Positions, including, without limitation, any Proceeding by or in the right of the Company to procure a judgment in its favor, but excluding any Proceeding initiated by Indemnitee other than (i) Proceedings initiated by Indemnitee which are consented to in advance in writing by the Company and (ii) counterclaims made by Indemnitee in a Proceeding which directly respond to and negate the affirmative claim made against Indemnitee in such Proceeding. In the event Indemnitee incurs Expenses or settles a Proceeding under circumstances in which the Company would have an obligation to indemnify Indemnitee for the Expenses or settlement amount, the Company may discharge its indemnification obligation by making payments on behalf of Indemnitee directly to the parties to whom such Expenses or settlement amounts are owed by Indemnitee. Notwithstanding the foregoing, the Company will also, to the fullest extent permitted by Delaware law and subject to Section 3 below, indemnify, reimburse and pay Indemnitee for Expenses incurred in enforcing an indemnification, reimbursement or payment right under this Agreement.

Section 3. Expenses. Subject to the terms of this Agreement, upon receipt by the Company of an undertaking by Indemnitee to repay Expenses if it shall ultimately be determined pursuant to this Agreement that Indemnitee is not entitled to be indemnified by the Company, the Company shall pay or reimburse, to the fullest extent permitted by Delaware law, Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding in advance of its final disposition. Such payment shall be made within thirty (30) days after the receipt by the Company of a written request from Indemnitee requesting reimbursement or payment of such Expenses. Such request shall reasonably evidence the Expenses incurred by Indemnitee. The burden of proving that the Company is not liable for reimbursement or payment of Expenses shall be on the Company.

Section 4. Limitations. The Company shall not indemnify Indemnitee or pay or reimburse Indemnitee’s Expenses if such indemnification or payment would constitute a “prohibited indemnification payment” under the regulations of the Federal Deposit Insurance Corporation (or any successor provisions) or any other applicable laws, rules or regulations or if the Proceeding alleges (1) claims under Section 16(b) of the Securities Exchange Act of 1934, as amended or (2) violations of Federal or state insider trading laws, unless, in the case of clauses (1) or (2), Indemnitee has been successful on the merits, received the Company’s written consent prior to incurring the Expense or, after receiving the Company’s written consent to incurring the cost of settlement, settled the Proceeding.

Section 5. Standard of Conduct. No claim for indemnification shall be paid by the Company unless the Company has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, which is the standard of conduct set forth in Section 145 of the Delaware General Corporation Law (the “DGCL”) (as such, the “Standard of Conduct”, with such Standard of Conduct to be automatically revised to conform to any successor provision of the DGCL) except that no indemnification shall be made with respect to any Proceeding by or in right of the Company as to which the Indemnitee shall have been adjudged to be liable to the Company, except as determined by the court or other tribunal adjudicating the Proceeding. Unless ordered by a court or other tribunal, such determinations of whether the Standard of Conduct has been satisfied shall be made by (1) a majority vote of the directors of the Company who are not parties to the Proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by stockholders of the Company. Indemnitee shall be deemed to have met the Standard of Conduct if the determination is not made by the Company within sixty days of receipt by the General Counsel of a written request by Indemnitee for indemnity.

Section 6. Contribution. If the full indemnification and payment or reimbursement of Expenses provided by this Agreement may not be paid to Indemnitee because it has been finally adjudicated that such indemnification or payment or reimbursement of Expenses incurred by Indemnitee is prohibited by Delaware or other law, or if it has been determined as provided above that the Standard of Conduct has not been met, and if, and to the extent the Indemnitee is not entitled to coverage under the Company’s directors and officers liability insurance policy, then in respect of any such actual or threatened Proceeding in which the Company or an Affiliated Entity is jointly liable with Indemnitee (or would be if joined in such Proceeding), as determined by (1) a majority vote of the directors of the Company who are not parties to the Proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by stockholders of the Company, the Company shall contribute to the amount of loss, liability or Expenses incurred by Indemnitee in such proportion as appropriate to reflect (i) the relative benefits received by the Company and any Affiliated Entity on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose and (ii) the relative fault of the Company or Affiliated Entity, including other persons indemnified by the Company on the one hand, and Indemnitee on the other hand in connection with the events which resulted in such Proceeding, as well as any other relevant equitable considerations. The relative fault of the Company or any Affiliated Entity, including other persons indemnified by the Company, on the one hand, and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Proceeding. The Company acknowledges that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

Section 7. Defense of Claim. If any Proceeding asserted or commenced against Indemnitee is also asserted or commenced against the Company or an Affiliated Entity, the Company or the Affiliated Entity shall be entitled, except as otherwise provided herein below, to assume the defense thereof. After notice from the Company or any Affiliated Entity to Indemnitee of its election to assume the defense of any such Proceeding, Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Company or any Affiliated Entity to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee and the Company shall not be obligated to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection therewith other than reasonable costs of investigation and reasonable travel and lodging expenses arising out of Indemnitee’s participation in the defense of such Proceeding, unless (i) otherwise notified by the Company, (ii) Indemnitee’s counsel shall have reasonably concluded and so notified the Company that there is a conflict of interest between the Company or any Affiliated Entity and Indemnitee in the conduct of defense of such Proceeding, or (iii) the Company or any Affiliated Entity shall not in fact have employed counsel to assume the defense of such Proceeding, in any of which cases the Expenses of Indemnitee in such Proceeding shall be reimbursed or paid by the Company. The Company or any Affiliated Entity shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company by its stockholders or as to which Indemnitee’s counsel shall have made the conclusion set forth in clause (ii) of the preceding sentence of this Section 7.

Section 8. Duration of Agreement. This Agreement shall continue for so long as Indemnitee may be subject to any possible Proceeding by reason of the fact of Indemnitee’s Position or Positions, whether or not Indemnitee ceases to hold such Position or Positions.

Section 9. Confidentiality. Except as required by law or as otherwise becomes public (other than in violation of this

Agreement) or is communicated to Indemnitee’s counsel or to Indemnitee’s or the Company’s insurer, in seeking indemnification or reimbursement or payment of Expenses hereunder, Indemnitee agrees to keep confidential any information that arises in connection with this Agreement, including but not limited to, claims for indemnification or payment or reimbursement of Expenses, amounts paid or payable under this Agreement and any communications between the Indemnitee and the Company.

Section 10. Applicability to Other Indemnification Provisions. This Agreement is entered into pursuant to Section 145(f) of the DGCL and to the fullest extent permitted by law shall be in addition to indemnification and reimbursement or payment of Expenses provided by the DGCL. To the fullest extent permitted by law, the Company shall apply this Agreement, which is substantially consistent with the Company’s Indemnification Policy as in effect on the date hereof, in considering requests for indemnification or reimbursement or payment of Expenses under its Indemnification Policy, certificate of incorporation, by-laws, or any other agreement or undertaking of the Company or similar constituent documents of an Affiliated Entity that provides rights to indemnification or reimbursement or payment of Expenses. By entering into this Agreement, the parties agree that if there is an existing Indemnification Agreement by and between Mellon Financial Corporation and Indemnitee which was assumed by the Company by operation of law and pursuant to the 2006 merger agreement entered into by the Company, Mellon Financial Corporation and The Bank of New York Company, Inc., such agreement is hereby terminated insofar as it relates to actions taken by Indemnitee after the execution of this Agreement. For the avoidance of doubt, should there be any differences between the Company’s Indemnification Policy and this Agreement, this Agreement will govern.

Section 11. No Duplication of Payments. The Company shall indemnify and pay or reimburse Expenses of the Indemnitee in accordance with the provisions of this Agreement, provided, however, that the Company shall not be liable under this Agreement to make any payment to Indemnitee to the extent that Indemnitee (i) has previously received payment or reimbursement under an insurance policy maintained by the Company or by or out of a fund created by the Company and under the control of a trustee or otherwise, or (ii) has previously received payment from other sources provided by the Company.

Section 12. Insurance. The Company may maintain insurance, at its expense, to protect itself and the Indemnitee against any Expense, liability or loss under Delaware law.

Section 13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under any insurance policy held by the Company or an Affiliated Entity or otherwise. Indemnitee shall execute all documents reasonably required and shall do everything reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

Section 14. Notice by Indemnitee. Indemnitee shall promptly notify the Company in writing in accordance with Section 20 upon the earlier of (a) becoming aware of a Proceeding where indemnity or reimbursement or payment of Expenses may be sought or (b) receiving or being served with any summons, citation, subpoena, complaint, indictment, information, inquiry or other document relating to any Proceeding which may be subject to indemnification or reimbursement or payment of Expenses covered hereunder. As a condition to indemnification or reimbursement or payment of Expenses, any demand for payment by Indemnitee hereunder shall be in writing.

Section 15. Severability. If any provision of this Agreement shall be held to be invalid, inoperative or unenforceable as applied to any particular Proceeding or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable Proceeding or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect any other remaining part of this Agreement.

Section 16. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, Indemnitee and Indemnitee’s heirs, personal representatives, executors and administrators and upon the Company and its successors and assigns.

Section 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, on the date delivered, (ii) mailed by certified or registered mail, with postage prepaid, on the third business day after the date on which it is mailed or (iii) sent by guaranteed overnight courier service, with postage prepaid, on the business day after the date on which it is sent:

(a)	If to Indemnitee, to the address set forth on the signature page of this Agreement;

(b)	If to the Company, to:

The Bank of New York Mellon Corporation

One Wall Street

New York, NY 10286

Attention: General Counsel

with copies to:

The Bank of New York Mellon Corporation

One Wall Street

New York, NY 10286

Attention: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Section 22. Venue. Any Proceeding relating to or arising from this Agreement, including without limitation, any Proceeding regarding indemnification or reimbursement or payment of Expenses arising out of this Agreement, shall only be brought and heard in the Chancery Court in and for the State of Delaware, and may not be brought in any other judicial forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE BANK OF NEW YORK MELLON CORPORATION

By:
[NAME] [TITLE]

AGREED TO AND ACCEPTED BY:

Name: [Insert Name of Indemnitee] Address: [Insert Address of Indemnitee]